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                                                                      EXHIBIT 21

Subsidiaries of the Registrant:

        American Ash Recycling of New England, Limited Partners, a Florida Limited Partnership (60% owned)

        American Ash Recycling of Tennessee, Limited Partners, a Florida Limited Partnership (60% owned)

        EWM Holdings, L.P., a Delaware Limited Partnership (50% owned)

        Eastern Waste Management Corp., a New York Corporation (a 95% owned subsidiary of EWM Holdings, L.P.)

        RILCO Group, Inc., a New York Corporation (a 95% owned subsidiary of EWM Holdings, L.P.)

        KTI Ash Recycling, Inc., a Delaware Corporation

        KTI Bio Fuels, Inc., a Maine Corporation (100% owned subsidiary of Kuhr)

        KTI Environmental Group, Inc., a New Jersey Corporation

        KTI Limited Partners, Inc., a Delaware Corporation

        KTI Operations, Inc., a Delaware Corporation

        KTI Recycling, Inc., a Delaware Corporation

        KTI Specialty Waste Services, Inc., a Maine Corporation

        KTI Transportation Services, Inc., a Maine Corporation

        Kuhr Technologies, Inc., a New Jersey Corporation ("Kuhr") (83% owned)

        Maine Energy Recovery Company Limited Partnership, a Maine Limited Partnership (a 10% owned subsidiary of Kuhr and a 64.15% owned subsidiary of the Registrant)

        Manner Resins, Inc., a Maryland Corporation

        PERC, Inc., a Delaware Corporation (a 100% owned subsidiary of Kuhr)

        PERC Management Company, a Maine Limited Partnership (a 59.7% owned subsidiary of Kuhr and a 40.3% owned subsidiary of the Registrant)

        Power Ship Transport, Inc., a Delaware Corporation

        Timber Energy Investments, Inc., a Delaware Corporation

        Timber Energy Plastic Recycling, Inc., a Delaware Corporation

        Timber Energy Resources, Inc., a Texas Corporation

        Specialties Environmental Management Company, a Maine limited liability company (55% owned)

All subsidiaries are 100% owned, unless otherwise indicated above.